EXHIBIT 10.13

                      TRANSBOTICS SECURES AGV SYSTEM ORDER
          IN THE COSMETIC INDUSTRY AND NEW ORDERS FOR 2004 EXCEED 2003
                                 ORDERS BY 83%

CHARLOTTE, NC - December 9, 2004 - Transbotics Corporation, (OTC BB: TNSB) (www.transbotics.com), announced it received an order for an Automatic Guided Vehicle (AGV) system for a new customer in the cosmetic industry. The order totaling approximately $550,000 is to be installed over the next seven months and will include multiple vehicles, controls, hardware, software, engineering services and other related equipment. The order brings the Company's accumulated business orders to approximately $8,700,000 for its fiscal year ending November 30, 2004 compared to approximately $4,750,000 in 2003.

"The 83% increase in orders is primarily the results of our continued investments in sales and marketing, as well as in research and development to better meet and bring new and innovative automation solutions for our existing and potential customer" stated Claude Imbleau, President of Transbotics Corporation.

For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The Company is a North American Automation Solutions Integrator that manufactures, installs and supports various automation technology including: AGVs, robotics, batteries, chargers, motors and other related products.

Transbotics provides unique automation solutions to a variety of industries, including automotive (tier one supplier), aerospace and defense, food and beverage, paper and allied products, newsprint and publishing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.

This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.


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Contact:
Claude Imbleau
President & CEO
(704) 362-1115 (x 200)